Exhibit 99.1

Media Contact:	Erica Ryan
Senior Marketing Communications Manager
A.D.A.M., Inc.
(404) 604-2757
pr@adamcorp.com

Investor Contact:	Jody Burfening
Lippert/Heilshorn & Associates
(212) 838-3777
investorrelations@adamcorp.com

A.D.A.M. Announces Second Quarter 2010 Financial Results

– Second Quarter Adjusted Operating Income Margin of 18% –

ATLANTA – August 10, 2010 – A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information and benefit technology solutions, today announced its financial results for the second quarter ended June 30, 2010.

“We made solid progress during the second quarter in sharpening our operational execution in 2010,” said Mark Adams, president and chief executive officer of A.D.A.M. “Sharper focus on customer service, marketing, sales and product development will further align our company with marketplace requirements and drive revenue growth in the future. In addition, our accelerated product development programs are creating a pipeline of new product offerings, several of which we expect to release in the second half of this year.”

“Our second quarter financial results were consistent with our expectations and are highlighted by our adjusted operating income margin of 18% of revenues. A.D.A.M.’s revenues continue to shift more heavily towards our recurring revenue model and away from product sales. Our business model continued to generate EBITDA that was 27% of revenues, which gives us the internal funding necessary to continue to reinforce our foundation for future growth.”

Financial Results:

Second Quarter Highlights

License revenues were $6.5 million for the second quarter of 2010 and 2009. Total revenues were $6.7 million for the second quarter of 2010, compared to $7.1 million in the second quarter of 2009, reflecting lower product revenue as a result of the switch from selling CD-ROM products to online license solutions with recurring revenues over future periods.

Non-GAAP adjusted operating income was unchanged at $1.2 million, or 18% of revenues, for the second quarter of 2010, compared to 17% of revenues for the second quarter of 2009.

Cash flow, as measured by Adjusted EBITDA, was $1.8 million, or 27% of revenues, for the second quarter ended June 30, 2010, as compared to $1.8 million, or 26% of revenues, for the same period a year ago.

Net income for the second quarter ended June 30, 2010 increased by $1.5 million to $1.0 million, compared to a net loss of $463,000 for the second quarter of 2009. Net income for the second quarter 2009 included a restructuring charge of $1.4 million related to the 2008 facility consolidation program.

Non-GAAP adjusted net income was $1.2 million, compared to $1.3 million for the same period a year ago. Non-GAAP adjusted net income excludes charges for stock-based compensation, amortization of purchased intangibles, and the restructuring charge in the second quarter of 2009.

At June 30, 2010, the company had cash and cash equivalents of $4.0 million as compared to $5.4 million at December 31, 2009. Long-term debt was reduced by $3.0 million during the first half of 2010, which included $2.0 million in payments in advance of the required payment schedule. At June 30, 2010, the company had a debt balance of $5.0 million.

Conference Call

A.D.A.M. will conduct its second quarter earnings conference call today, at 10:00 AM ET. To access the call in the U.S., please dial 866-900-2647 and for international callers, dial 706-758-3362 approximately 10 minutes prior to the start of the conference call. The pass code is 83705372. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.adam.com. In addition, a replay of the call will be available via telephone for one week, beginning 2:00 PM ET on August 10, 2010 through 11:59 PM ET on August 17, 2010. To listen to the telephone replay in the U.S. please dial 800-642-1687 and for international callers, dial 706-645-9291. The pass code is the same as above.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of consumer health information and benefits technology solutions to healthcare organizations, benefits brokers, employers, consumers, and educational institutions. A.D.A.M. health and benefits solutions engage consumers to better understand their health, wellness and benefits choices, and provide the tools to help them make personalized health and benefits decisions, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit www.adam.com.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, debt refinancing costs, restructuring costs, and a goodwill impairment charge.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets, goodwill impairment charges and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets and the other listed items in the GAAP to non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;

•	Evaluating the operating performance of our company;

•	Managing and comparing performance internally and externally against our peers; and

•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

A.D.A.M., Inc.

Statement of Operations (Unaudited)

Second Quarter and Year-to-Date, 2010 and 2009

(numbers in thousands, except per share data)

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)

Second Quarter and Year-to-Date, 2010 and 2009

(numbers in thousands, except per share data)

A.D.A.M., Inc.

Balance Sheet

June 30, 2010 and December 31, 2009

(numbers in thousands)

A.D.A.M., Inc.

Statement of Cash Flows (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands)

A.D.A.M., Inc.

Statement of Operations (Unaudited)

Second Quarter, 2010 and 2009

(numbers in thousands, except per share data)

	Three Months Ended June 30,
	2010	% of Revenues	2009	% of Revenues	% Increase (Decrease)
Revenues, net
Licensing	$6,465	96%	$6,528	92%	-1%
Product	78	1%	340	5%	-77%
Professional services and other	185	3%	204	3%	-9%

Total revenues, net	6,728	100%	7,072	100%	-5%

Cost of revenues
Cost of revenues	875	13%	1,064	15%	-18%
Cost of revenues – amortization	450	7%	512	7%	-12%

Total cost of revenues	1,325	20%	1,576	22%	-16%

Gross profit	5,403	80%	5,496	78%	-2%

Operating expenses
Product and content development	1,352	20%	1,445	20%	-6%
Sales and marketing	2,008	30%	1,831	26%	10%
General and administrative	935	14%	1,161	16%	-19%
Restructuring costs	—	0%	1,408	20%	(a )

Total operating expenses	4,295	64%	5,845	83%	-27%

Operating income (loss)	1,108	16%	(349)	-5%	(a )

Interest expense, net	89	1%	114	2%	-22%

Income (loss) before income taxes	1,019	15%	(463)	-7%	(a )
Income tax expense	30	0%	—	0%	(a )

Net income (loss)	$989	15%	$(463)	-7%	(a )

Net income (loss) per common share
Basic	$0.10		$(0.05)
Diluted	$0.10		$(0.05)

Weighted average number of common shares outstanding
Basic	9,957		9,882
Diluted	10,394		9,882

(a)	not meaningful

A.D.A.M., Inc.

Statement of Operations (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands, except per share data)

	Six Months Ended June 30,
	2010	% of Revenues	2009	% of Revenues	% Increase (Decrease)
Revenues, net
Licensing	$12,932	96%	$12,704	92%	2%
Product	157	1%	555	4%	-72%
Professional services and other	361	3%	482	4%	-25%

Total revenues, net	13,450	100%	13,741	100%	-2%

Cost of revenues
Cost of revenues	1,742	13%	2,179	16%	-20%
Cost of revenues – amortization	904	7%	975	7%	-7%

Total cost of revenues	2,646	20%	3,154	23%	-16%

Gross profit	10,804	80%	10,587	77%	2%

Operating expenses
Product and content development	2,649	20%	2,490	18%	6%
Sales and marketing	3,975	30%	3,778	27%	5%
General and administrative	1,951	15%	2,244	16%	-13%
Goodwill impairment	—	0%	13,940	101%	(a )
Restructuring costs	—	0%	1,408	10%	(a )

Total operating expenses	8,575	64%	23,860	174%	-64%

Operating income (loss)	2,229	17%	(13,273)	-97%	(a )

Interest expense, net	189	1%	233	2%	-19%

Income (loss) before income taxes	2,040	15%	(13,506)	-98%	(a )
Income tax expense	60	0%	—	0%	(a )

Net income (loss)	$1,980	15%	$(13,506)	-98%	(a )

Net income (loss) per common share
Basic	$0.20		$(1.37)
Diluted	$0.19		$(1.37)

Weighted average number of common shares outstanding
Basic	9,938		9,882
Diluted	10,420		9,882

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Second Quarter, 2010 and 2009

(numbers in thousands, except per share data)

	Three Months Ended June 30,
	2010 GAAP	2010 Non-GAAP	2009 GAAP	2009 Non-GAAP	% Increase/ (Decrease)
Reconciliation of GAAP operating income, net income and EPS to non-GAAP measures:

GAAP operating income (loss)	$1,108	$1,108	$(349)	$(349)
Stock-based compensation expense (2)		109		158
Restructuring costs (4)		—		1,408

Non-GAAP adjusted operating income		$1,217		$1,217	0%

GAAP net income (loss)	$989	$989	$(463)	$(463)

Stock-based compensation expense (2)		109		158
Amortization of purchased intangibles (3)		147		189
Restructuring costs (4)		—		1,408

Non-GAAP adjusted net income		$1,245		$1,292	-4%

Non-GAAP adjusted net income (loss) per diluted common share	$0.10	$0.12	$(0.05)	$0.13
Diluted common shares outstanding	10,394	10,394	9,882	10,242

Reconciliation of GAAP net income to adjusted EBITDA is as follows:

GAAP net income (loss)	$989	$989	$(463)	$(463)
Depreciation		137		107
Amortization of software development		303		323
Interest expense, net		89		114
Income tax expense		30		—
Stock-based compensation expense (2)		109		158
Amortization of purchased intangibles (3)		147		189
Restructuring costs (4)		—		1,408

Adjusted EBITDA		$1,804		$1,836	-2%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation expense related to non-cash charges for stock options.
(3)	Amortization of purchased intangibles, including customer lists and software acquired with Online Benefits.
(4)	Restructuring costs related to the consolidation of facilities and support services into Atlanta.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands, except per share data)

	Six Months Ended June 30,
	2010 GAAP	2010 Non-GAAP	2009 GAAP	2009 Non-GAAP	% Increase/ (Decrease)
Reconciliation of GAAP operating income (loss), net income (loss) and EPS to non-GAAP measures:

GAAP operating income (loss)	$2,229	$2,229	$(13,273)	$(13,273)
Stock-based compensation expense (2)		177		306
Goodwill impairment (4)		—		13,940
Restructuring costs (5)		—		1,408

Non-GAAP adjusted operating income		$2,406		$2,381	1%

GAAP net income (loss)	$1,980	$1,980	$(13,506)	$(13,506)

Stock-based compensation expense (2)		177		306
Amortization of purchased intangibles (3)		293		377
Goodwill impairment (4)		—		13,940
Restructuring costs (5)		—		1,408

Non-GAAP adjusted net income		$2,450		$2,525	-3%

Non-GAAP adjusted net income (loss) per diluted common share	$0.19	$0.24	$(1.37)	$0.25
Diluted common shares outstanding	10,420	10,420	9,882	10,251

Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

GAAP net income (loss)	$1,980	$1,980	$(13,506)	$(13,506)
Depreciation		264		211
Amortization of software development		611		598
Interest expense, net		189		233
Income tax expense		60		—
Stock-based compensation expense (2)		177		306
Amortization of purchase intangibles (3)		293		377
Goodwill impairment (4)		—		13,940
Restructuring costs (5)		—		1,408

Adjusted EBITDA		$3,574		$3,567	0%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation expense related to non-cash charges for stock options.
(3)	Amortization of purchased intangibles, including customer lists and software acquired with Online Benefits.
(4)	Goodwill impairment related to the acquisition of Online Benefits.
(5)	Restructuring costs related to the consolidation of facilities and support services into Atlanta.

A.D.A.M., Inc.

Balance Sheet

June 30, 2010 and December 31, 2009

(numbers in thousands)

	June 30, 2010 (unaudited)	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$3,952	$5,446
Accounts receivable, net	2,465	2,516
Inventories, net	15	30
Prepaids and other current assets	332	208
Deferred income tax asset	678	678

Total current assets	7,442	8,878

Non-current assets
Property and equipment, net	1,627	1,543
Intangible assets, net	9,011	9,375
Goodwill	13,690	13,690
Other assets	206	206
Deferred financing costs, net	37	52
Deferred income tax asset	5,712	5,712

Total non-current assets	30,283	30,578

Total assets	$37,725	$39,456

Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued expenses	$5,186	$4,895
Deferred revenue	5,349	5,796
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	25	22

Total current liabilities	12,560	12,713

Non-current liabilities
Capital lease obligations, net of current portion	76	90
Other liabilities	637	1,385
Long-term debt, net of current portion	3,000	6,000

Total non-current liabilities	3,713	7,475

Shareholders’ equity
Common stock	102	102
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	59,460	59,256
Accumulated deficit	(37,022)	(39,002)

Total shareholders’ equity	21,452	19,268

Total liabilities and shareholders’ equity	$37,725	$39,456

A.D.A.M., Inc.

Statement of Cash Flows (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands)

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Cash flows from operating activities
Net income (loss)	$1,980	$(13,506)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	—	13,940
Restructuring costs	—	1,408
Depreciation and amortization	1,168	1,186
Payments for restructuring costs	(754)	(841)
Stock-based compensation expense	177	306
Provisions for bad debt expense	40	53
Deferred financing cost amortization	15	20
Loss on disposal of assets	5	—
Changes in assets and liabilities:
Accounts receivable	11	1,227
Accounts payable and accrued expenses	95	(756)
Deferred revenue	(447)	(591)
Other liabilities	72	319
Prepaids and other assets	(124)	60
Inventories	15	10

Net cash provided by operating activities	2,253	2,835

Cash flows from investing activities
Software product and content development costs	(540)	(866)
Purchases of property and equipment	(223)	(114)
Net change in restricted cash	—	29
Goodwill, additional cost of previous acquisition from earn out payments	—	(13)

Net cash used in investing activities	(763)	(964)

Cash flows from financing activities
Payment on long-term debt	(3,000)	(1,000)
Repayments on capital leases	(11)	(33)
Proceeds from exercise of common stock options	27	—

Net cash used in financing activities	(2,984)	(1,033)

Increase (decrease) in cash and cash equivalents	(1,494)	838
Cash and cash equivalents, beginning of period	5,446	1,377

Cash and cash equivalents, end of period	$3,952	$2,215